UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): January 2, 2007
COMSYS IT PARTNERS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-13956	56-1930691
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
4400 Post Oak Parkway, Suite 1800
Houston, Texas 77027
(Address of Principal Executive Offices)
(713) 386-1400
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.
     On January 2, 2007, we awarded discretionary bonuses consisting of grants of restricted common stock under our 2004 Stock Incentive Plan to two of our executive officers, Joseph C. Tusa, Jr. and David L. Kerr. Mr. Tusa, our Senior Vice President and Chief Financial Officer, was granted 18,000 shares of our restricted common stock and Mr. Kerr, our Senior Vice President—Corporate Development, was granted 12,000 shares of our restricted common stock. All of these shares were 100% vested on the date of grant. In connection with the vesting of their restricted stock, Mr. Tusa elected to surrender 5,022 shares of common stock and Mr. Kerr elected to surrender 3,438 shares of common stock to satisfy tax withholding obligations. In addition, Larry L. Enterline, our Chief Executive Officer, elected to surrender 9,051 shares of common stock to satisfy tax withholding obligations incurred in connection with the January 1, 2007 vesting of 33,333 shares of our restricted common stock held by Mr. Enterline. These transactions were previously approved by the Compensation Committee of our Board of Directors.
[SIGNATURE PAGE TO FOLLOW]

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMSYS IT PARTNERS, INC.
Date: January 3, 2007	By:	/s/ KEN R. BRAMLETT, JR.
		Name:	Ken R. Bramlett, Jr.
		Title:	Senior Vice President, General Counsel and Corporate Secretary